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Exhibit 23.3

March 11, 2013

Lone Pine Resources Inc.
Lone Pine Resources Canada Ltd.
Suite 1100, 640 - 5th Avenue SW
Calgary, Alberta, Canada T2P 3G4

Ladies and Gentlemen:

        We hereby consent to the references to DeGolyer and MacNaughton, to the use of our name, and to the inclusion of information from our "Appraisal Report as of December 31, 2012 on Certain Properties owned by Lone Pine Resources Canada, Ltd. SEC Case" (our Report) in the sections "Overview", "Significant Properties, "Reserves", "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Supplemental Financial Data-Oil and Gas Producing Activities (Unaudited)" of the Annual Report on Form 10-K of Lone Pine Resources Inc. for the year ended December 31, 2012. We further consent to the inclusion of our letter report dated February 25, 2013 as Exhibit 99.1.

Very truly yours,

DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.3